SUB-ITEM 77I
Terms of new or amended securities


(1)    On April 13, 2016, 485BPOS, Accession
No. 0000814680-16-000172, an amendment to
the registration statement of American Century
Variable Portfolios, Inc., was filed with the Securities and Exchange Commission. This amendment registered a new class, Class II, of VP Balanced Fund, effective May 1, 2016, and describes the characteristics of the new class.

(2)    The following classes are no longer
available for purchase effective August 7, 2015.
	VP Income & Growth Fund - Class III
	VP International Fund - Class III and
Class IV
	VP Ultra Fund - Class III
	VP Value Fund - Class III